EXHIBIT 99.2


[COMPANY LOGO]

FOR IMMEDIATE RELEASE

            RPC, INC. ANNOUNCES THE CLOSING OF ITS REVOLVING CREDIT
                        FACILITY TO FUND EXPANSION PLANS

ATLANTA, September 14, 2006 -- RPC, Inc. (NYSE: RES) announced today it has closed on a revolving credit facility to support its previously announced long-term growth plan and higher capital expenditures in 2006 through 2008. The Company plans approximately $700 million in capital expenditures during this three-year period, although the final amount of capital expenditures will depend on future market conditions for RPC's services and other factors. RPC's growth plan will take advantage of opportunities in the domestic oilfield for its largest and most profitable service lines, and to provide for selective geographic expansion of its current domestic service areas.

The syndicated credit facility was arranged by SunTrust Capital Markets, Inc. as joint lead arranger and sole book manager, and Banc of America Securities LLC, as joint lead arranger. The five-year facility provides for up to $250 million in borrowings, and allows principal repayments throughout the term without penalties. The interest rate floats based on current market rates and selected RPC financial ratios. The company intends to repay the principal amount of the credit facility within three years using cash flow from operations.

Richard A. Hubbell, RPC's President and Chief Executive Officer, stated, "We are pleased with the financial community's reception to our expansion plans, and look forward to working with this group of banks during the coming years. All of the indicators of our business are still as favorable as they were when we announced this plan in late July. We believe that the equipment we have ordered will be delivered on time, and our selective geographic expansion and other elements of our long-term growth plan are continuing. Although RPC has not traditionally financed its operations with debt, we expect to maintain a conservative capital structure and look forward to becoming a larger, more profitable company."

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding RPC's expected activity and performance in the future, such as its plans for long-term growth and higher capital expenditures, the availability of opportunities in its domestic oilfield service lines, its plans for geographic expansion, the ability to purchase and place in service large amounts of new equipment, delivery times for such equipment, the ability to repay the principal amount of the credit facility within three years, and its expectations of a larger, more profitable company. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of RPC to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Such risks include the possibility of declines in the price of oil and natural gas, which tend to result in a decrease in drilling activity and therefore a decline in the demand for our services, market interest rates, our ability to hedge against fluctuations in interest rates, the ability to purchase large amounts of equipment and successfully place such equipment in service, adverse weather conditions in oil or gas producing regions, including the Gulf of Mexico, and competition in the oil and gas industry. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in RPC's Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005.

For information about RPC, Inc., please contact:

Ben M. Palmer                              Jim Landers
Chief Financial Officer                    Corporate Finance
404.321.2140.1.1                           404.321.2162
irdept@rpc.net                             jlanders@rpc.net